Carlton Fields, P.A.
Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.

ATTORNEYS AT LAW
1625 Eye Street, NW | Suite 800
Washington, DC  20006
202.965.8100 | fax 202.965.8104
www.carltonfields.com
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April 22, 2026
Empower Annuity Insurance Company of America
8515 East Orchard Road
Greenwood Village, CO 80111
Re:  FutureFunds Series Account
Post-Effective Amendment No. 67 to the Registration Statement on Form N-4
File Nos. 2-89550 and 811-03972
Ladies and Gentlemen:
We have acted as counsel to Empower Annuity Insurance Company of America, a
Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement.  We hereby consent to the reference to our name under the caption “Legal Matters” in the statement of information filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Very truly yours,
/s/ Carlton Fields, P.A.
Carlton Fields, P.A.